Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 21, 2016, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-215846) and related Prospectus of Hamilton Lane Incorporated dated February 14, 2017.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
February 14, 2017